SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                         FINANCIAL FEDERAL CORPORATION
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

                        FINANCIAL FEDERAL CORPORATION
                         733 THIRD AVENUE, 7th FLOOR
                          NEW YORK, NEW YORK  10017
                                -------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TUESDAY, DECEMBER 14, 1999
                                -------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Financial Federal Corporation, a Nevada corporation (the "Company"), will be held at 270 Park Avenue, 11th Floor, New York, New York on Tuesday, December 14, 1999 at 10:00 a.m. Eastern Time, for the following purposes:

          (1)    Electing seven directors;
          (2) Ratifying the appointment of the Company's independent auditors for the fiscal year ending July 31, 2000; and
          (3) Transacting such other business as may properly come before the Annual Meeting.

     Pursuant to the By-Laws, the Board of Directors of the Company has fixed the close of business on October 21, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose related to the Annual Meeting at the office of Financial Federal Corporation, 733 Third Avenue, 7th Floor, New York, New York 10017 for the ten days prior to December 14, 1999.


                                              FINANCIAL FEDERAL CORPORATION



                                              Troy H. Geisser
                                              Secretary



October 27, 1999



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                        FINANCIAL FEDERAL CORPORATION
                         733 THIRD AVENUE, 7TH FLOOR
                          NEW YORK, NEW YORK  10017


                               PROXY STATEMENT


     This proxy statement and the accompanying form of proxy are solicited by the Board of Directors (the "Board of Directors" or the "Board") of Financial Federal Corporation, a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York on December 14, 1999 and at any postponements or adjournments thereof (the "Meeting"). Shares represented by properly executed proxies, which are received in time and not revoked, will be voted at the Meeting in the manner described in the proxies. A stockholder may revoke his proxy at any time prior to its exercise by notice in writing to the Secretary of the Company indicating that his proxy is revoked or by attending the Meeting and voting in person.

     At the Meeting, the Company's stockholders will be asked (i) to elect the Board of Directors to serve until the next annual meeting of stockholders; (ii) to ratify the appointment of Eisner & Lubin LLP as the Company's independent public accountants for the fiscal year ending July 31, 2000; and (iii) to take such other action as may properly come before the Meeting.

     The approximate date on which this proxy statement and accompanying form of proxy are first being sent or given to stockholders is October 27, 1999. Holders of the Company's common stock, par value $.50 per share ("Common Stock"), as of the record date, which is the close of business on October 21, 1999, are entitled to vote at the Meeting. As of October 1, 1999, the Company had 14,861,989 shares of Common Stock outstanding and had no preferred stock, par value $1.00 per share ("Preferred Stock") outstanding. Each share of Common Stock entitles the holder thereof on the record date to one vote on matters to be considered at the Meeting.

     The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions are considered present at the Meeting, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are not considered present at the Meeting for the particular proposal for which the broker withheld authority to vote.

     Unless contrary instructions are indicated on the proxy, shares represented by each properly executed and returned proxy card (and not revoked before they are voted) will be voted "FOR" the election of the nominees for director named below and "FOR" the ratification of the selection of Eisner & Lubin LLP as independent auditors for the fiscal year ending July 31, 2000. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with the specification so made.

     The entire expense of this proxy solicitation will be borne by the Company. Solicitation will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for expenses incurred by them in connection therewith. The Company has retained Corporate Investors Communications, Inc. to assist in the solicitation of proxies, at an estimated cost of $1,000, plus other reasonable expenses.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, information regarding the ownership of the Company's Common Stock by (i) each person who may be deemed to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of October 1, 1999 or such other date as may be noted below, (ii) each director and each nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. As of October 1, 1999, the Company had 14,861,989 shares of Common Stock outstanding.

Name and Address of
Beneficial Owner or
Number of Persons in                     Number of Shares     Percentage of
Group 1                                Beneficially Owned 2     Ownership
--------------------                   --------------------   -------------
T. Rowe Price Associates, Inc. 3             1,069,450             7.2%
     100 East Pratt Street
     Baltimore, MD  21202
Massachusetts Financial Services
  Company 3                                    867,675             5.8%
     500 Boylston Street
     Boston, MA  02116
John Hancock Advisers, Inc. 3                  761,400             5.1%
     101 Huntington Avenue
     Boston, MA  02199
Michael C. Palitz 4                          1,772,193            11.5%
Suzanne Y. Palitz 5                          1,663,981            10.8%
Bernard G. Palitz 6                          1,531,973            10.2%
Clarence Y. Palitz, Jr. 7                      665,556             4.4%
Paul R. Sinsheimer 8                           337,124             2.2%
William C. MacMillen, Jr.                       41,250                9
H.E. Timanus, Jr.                                6,000                9
Lawrence B. Fisher                               5,000                9
William M. Gallagher 10                        137,626                9
Richard W. Radom 11                             96,500                9
All directors and executive officers
  as a group (14 persons) 12                 4,657,221            28.7%


1 Unless otherwise indicated, the address of each person listed is c/o Financial Federal Corporation, 733 Third Avenue, 7th Floor, New York, New York 10017.

2 Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. Beneficial ownership includes warrants and options that are exercisable or will become exercisable within 60 days of October 1, 1999 and shares issuable upon conversion of the Company's convertible subordinated notes.

3   Share ownership as reported in the most recently filed Schedule 13-G.

4   Includes (i) 42,435 shares of Common Stock owned by Mr. M. C. Palitz,
    (ii) options and warrants to purchase 145,835 shares of Common Stock held by Mr. M. C. Palitz, (iii) 1,245,412 shares and warrants to purchase 321,108 shares of Common Stock held by a corporation owned and controlled by Mr. M. C. Palitz, (iv) 225 shares of Common Stock held by Mr. M. C. Palitz's wife, as to which shares Mr. M. C. Palitz disclaims beneficial ownership, (v) 300 shares of Common Stock owned by Mr. M. C. Palitz's children, (vi) 298 shares of Common Stock upon conversion of convertible subordinated notes held by Mr. M. C. Palitz, and (vii) 16,580 shares of Common Stock upon conversion of subordinated notes held by a trust of which Mr. M. C. Palitz is a Trustee.

5   Includes (i) 251,807 shares of Common Stock owned by Ms. S. L. Palitz,
    (ii) warrants to purchase 55,674 shares of Common Stock held by Ms. S. L. Palitz, (iii) 3,282 shares of Common Stock upon conversion of convertible subordinated notes held by Ms. S. L. Palitz, (iv) 1,070,052 shares of Common Stock and 236,586 warrants to purchase Common Stock held by a corporation owned and controlled by Ms. S. L. Palitz, and (v) 16,580 shares of Common Stock upon conversion of convertible subordinated notes held by a trust of which Ms. S. L. Palitz is a Trustee.

6   Includes (i) 1,119,473 shares of Common Stock owned by Mr. B. G. Palitz,
    (ii) warrants to purchase 225,000 shares of Common Stock held by Mr. B.
    G. Palitz, (iii) 43,125 shares of Common Stock held by Mr. B. G. Palitz's wife, as to which shares Mr. B. G. Palitz disclaims beneficial ownership,
    (iv) 28,125 shares of Common Stock held by a Keogh Plan established for Mr. B. G. Palitz's benefit and of which he is the Trustee, and (v) 116,250 shares of Common Stock owned by a charitable foundation over which Mr. B. G. Palitz has control, as to which shares Mr. B. G. Palitz disclaims beneficial ownership.

7 Includes (i) warrants to purchase 202,500 shares of Common Stock held by Mr. C. Y. Palitz, Jr., (ii) 22,725 shares of Common Stock held by Mr. C.
    Y. Palitz, Jr.'s wife, as to which shares Mr. C. Y. Palitz, Jr. disclaims beneficial ownership, (iii) 284,444 shares and warrants to purchase 56,672 shares of Common Stock held by two corporations controlled by Mr.
    C. Y. Palitz, Jr., (iv) 19,929 shares of Common Stock upon conversion of convertible subordinated notes held by these corporations, (v) 46,126 shares of Common Stock upon conversion of convertible subordinated notes held by a limited liability company of which Mr. C. Y. Palitz, Jr. is the General Manager, and (vi) 33,160 shares of Common Stock upon conversion of convertible subordinated notes held by trusts of which Mr. C. Y. Palitz, Jr. is a Trustee, as to which shares Mr. C. Y. Palitz, Jr. disclaims beneficial ownership.

8   Includes (i) 131,400 shares of Common Stock owned by Mr. Sinsheimer, and
    (ii) options and warrants to purchase 205,724 shares of Common Stock held by Mr. Sinsheimer.

9   Less than 1% of outstanding shares of Common Stock.

10  Includes (i) 109,593 shares of Common Stock owned by Mr. Gallagher, and
    (ii) options and warrants to purchase 28,033 shares of Common Stock held by Mr. Gallagher.

11 Includes (i) 89,750 shares of Common Stock owned by Mr. Radom, and (ii) options to purchase 6,750 shares of Common Stock held by Mr. Radom.

12 Includes (i) shares of Common Stock described in notes 4, 6, 7, 8, 9, 10 and 11, and (ii) 32,780 shares of Common Stock and options to purchase 31,219 shares of Common Stock held by executive officers not named in the table.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in shares of the Company's Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its directors and executive officers with respect to the Company's 1999 fiscal year were met.


                            ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

     The Board of Directors has designated the persons listed under the section "Nominees for Election as Directors" of this proxy statement for nomination to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal. It is intended that shares represented by proxies solicited by the Board of Directors will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of electing as directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares will be voted for another person nominated by the Board, unless the Board by resolution provides for a lesser number of directors. All the nominees are currently directors of the Company.

The election of the seven director nominees requires an affirmative vote by a plurality of votes cast at the meeting of stockholders by the stockholders entitled to vote in the election. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors unanimously recommends that stockholders vote "FOR" each of the nominees listed below.


                     Nominees for Election as Directors
                     ----------------------------------

Lawrence B. Fisher, 61, has served as a director of the Company since 1992. Mr. Fisher has been a partner of Orrick, Herrington & Sutcliffe LLP, a law firm, since December 1995. He had previously been a partner of Kelley Drye & Warren LLP, a law firm, from 1985 to December 1995. He is also a director of National Bank of New York City, a privately owned commercial bank.

William C. MacMillen, Jr., 86, has served as a director of the Company since 1989. Mr. MacMillen served as a director of Commercial Alliance Corporation, an equipment finance company ("CAC"), from its inception in 1963 to 1984, and he is presently a director of Republic New York Corporation and Republic National Bank of New York, and is the President of William C. MacMillen & Co., Inc., an investment banking firm.

Bernard G. Palitz, 75, has served as a director of the Company since its inception in 1989 and as Chairman of the Board from the Company's inception to July 31, 1996. From 1963 to 1988, Mr. Palitz served as Chairman of the Board of CAC, which he founded with Clarence Y. Palitz, Jr. in 1963. He is currently a director and President of Gregory Capital Corporation, an investment firm.

Clarence Y. Palitz, Jr., 68, has served as Chief Executive Officer and a director of the Company since its inception in 1989, as Chairman of the Board of the Company since August 1, 1996 and as President of the Company from its inception in 1989 to September 1998. From 1963 to 1988, Mr. Palitz served as President and a director of CAC, which he founded with Bernard G. Palitz in 1963. Since October 1988, he has been a director of City and Suburban Financial Corp., a privately owned savings and loan holding company.

Michael C. Palitz, 41, has served as Executive Vice President of the Company since July 1995 and as a director of the Company since July 1996. Mr. Palitz served as Senior Vice President of the Company from February 1992 to July 1995 and served as a Vice President of the Company from its inception in 1989 to February 1992. He has also served as Chief Financial Officer, Treasurer and Assistant Secretary of the Company since its inception in 1989. From 1985 to 1989, Mr. Palitz was an Assistant Vice President of Bankers Trust Company and, from 1980 to 1983, he was an Assistant Secretary of Chemical Bank.

Paul R. Sinsheimer, 52, has served as President of the Company since September 1998, as Executive Vice President of the Company from its inception in 1989 to September 1998 and as a director of the Company since its inception. From 1970 to 1989, Mr. Sinsheimer was employed by CAC, where he served successively as Credit Manager, Collections Manager, Operations Manager, Houston Branch Manager, Division Manager and, from 1988, as Executive Vice President.

H.E. Timanus, Jr., 54, has served as a director of the Company since May 1999. Mr. Timanus is the President and Chief Executive Officer of Commercial Bancshares, Inc., Houston, TX where he has been employed since 1983. He is also Chairman and Chief Executive Officer of Heritage Bank, Houston, TX and President and Chief Executive Officer of Heritage Bancshares, Inc., Wilmington, DE.

     Bernard G. Palitz and Clarence Y. Palitz, Jr. are brothers. Michael C. Palitz is the son of Clarence Y. Palitz, Jr.

     The Board has established an Executive Committee, comprising three directors. The Executive Committee can exercise all of the powers of the Board between meetings of the Board. The present members of the Executive Committee are Messrs. MacMillen, C.Y. Palitz, Jr. and Sinsheimer.

     The Board has established an Audit Committee, comprising three outside directors. The Audit Committee is responsible for the engagement of the Company's independent auditors and will review with them the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit, and the Company's policies and procedures with respect to internal accounting and financial controls. The present members of the Audit Committee are Messrs. Fisher, MacMillen and Timanus.

     The Board has established an Executive Compensation Committee, comprising three directors. The Executive Compensation Committee is responsible for approving appointments, promotions and fixing salaries of executives of the Company between meetings of the full Board. All actions of the Executive Compensation Committee must be ratified by the Board within six months in order to remain effective. The present members of the Executive Compensation Committee are Messrs. Fisher, M.C. Palitz and Sinsheimer.

     The Board has established a Stock Option Committee, comprising three directors. The Stock Option Committee is responsible for administering the Company's 1989 Stock Option Plan, which expired September 1999, and the Financial Federal Corporation 1998 Stock Option Plan, including the granting, modification and cancellation of options to purchase the Company's Common Stock granted thereunder. The present members of the Stock Option Committee are Messrs. MacMillen, B.G. Palitz and C.Y. Palitz, Jr.

     The Board has no standing committees other than those described above.

     During the Company's fiscal year ended July 31, 1999, the Board of Directors met four times, the Executive Committee met once, the Audit Committee met twice, the Executive Compensation Committee met once, and the Stock Option Committee met once. Each member of the Board attended, either telephonically or in person, 100% of the total number of meetings of the Board and its committees of which they were members during such fiscal year.


         Compensation Committee Interlocks and Insider Participation

     Michael C. Palitz and Paul R. Sinsheimer, who are members of the Executive Compensation Committee, are both executive officers of the Company. Michael C. Palitz, and entities controlled and managed by him, and Paul R. Sinsheimer, have purchased commercial paper issued by the Company (see "Certain Transactions").


                           Compensation of Directors

     Directors (who are not officers or employees of the Company or any of its subsidiaries) receive stipends, as follows:

     1. Annual Stipend of Five Thousand ($5,000) Dollars per year, payable upon their election by the stockholders after the Annual Meeting of Stockholders each year. If a director joins the Board during the year, such stipend will be pro rated.

     2.  Three Hundred ($300) Dollars per Board meeting attended.

     3. Two Hundred ($200) Dollars per committee meeting attended if not in conjunction with a Board meeting.

     Directors who are officers of the Company receive no additional compensation for attending Board meetings. Directors who are not officers of the Company may participate in the stock option plans.


                                 COMPENSATION

                  Report of Executive Compensation Committee

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph below shall not be incorporated by reference into any such filings.

     The Executive Compensation Committee is pleased to present its report on executive compensation. This report to stockholders presents an overview of the role of the Executive Compensation Committee of the Board of Directors and of the Company's present compensation philosophy. The Executive Compensation Committee's principal function is to review and approve the salaries of executive officers of the Company and to approve any officer appointments and promotions. All actions of the Executive Compensation Committee, to remain effective, must be ratified by a majority vote of the Board of Directors within six months of such action; and all such actions to date have been so ratified.

     It is the philosophy of the Executive Compensation Committee that a significant portion of executive compensation be linked directly to the Company's success in meeting profit, growth and corporate performance goals, operating efficiencies, success in handling non-performing receivables, the Company's overall performance regarding its return on earning assets and average equity, as well as the quality and integrity of the Company's receivables. The Company compensates certain employees and officers through salary, a portion of which may be deferred by agreement between the Company and its officers, and through stock options. The Company believes by granting stock options, the employees' and officers' objectives are aligned with those of the Company and its stockholders, to increase stockholders' value. More than 60% of the Company's employees and officers with one or more years of service as of September 30, 1999 were holders of options under the Company's stock option plans.

     The Company offers a package of fringe benefits to its employees and officers that may not be as extensive as those offered by other financial services companies. The current benefits offered by the Company are a contributory health and medical plan, a life insurance program (generally limited to one times annual salary plus $10,000), a qualified 401(k) savings plan (currently with no Company matching) and an employee contributed long term disability plan. In order to attract exceptionally high caliber employees and executives, the Company generally offers salaries believed to be competitive with other financial services companies considering the Company does not offer certain fringe benefits provided by the Company's competitors. The Company evaluates compensation adjustments based upon an employee's performance, the Company's success in meeting profit, growth and corporate performance goals, operating efficiencies, success in handling non-performing receivables, the Company's overall performance regarding its return on earning assets and average equity, as well as the quality and integrity of the Company's receivables.

     The Executive Compensation Committee reviews annually the Company's compensation programs to ensure that the salaries offered to its executives are competitive and parallel the Company's performance. The Executive Compensation Committee's salary evaluation procedures include reviewing public filings of other financial services companies and performing an informal survey as well as a comparison and review of its competitors and other companies that are compared and contrasted in the SNL Executive Compensation Review for Specialty Lenders (the "SNL Review") published by SNL Securities. The SNL Review provides information on executive compensation awarded by approximately 100 finance companies (including the Company and competitors of the Company) obtained from public filings and surveys. The SNL Review compares, contrasts and details the following: (1) executive compensation; (2) Chief Executive Officer compensation; (3) Chief Operating Officer compensation; (4) Chief Financial Officer compensation; (5) corporate benefit plans; and (6) compensation reports. The Executive Compensation Committee, when determining salary adjustments, also considers that the Company does not offer certain fringe benefits that may be part of competitors' executive compensation programs such as bonuses, commissions, retirement benefits and profit sharing plans.

     In determining salary adjustments, the Executive Compensation Committee evaluates each executive's contribution to the Company's overall corporate objectives, including annual profits, loan/lease originations, departmental operating benchmarks, the Company's overall performance as measured by return on earning assets and average equity, as well as the quality of the portfolio of receivables managed by such executives.

                 Compensation of the Chief Executive Officer

     The Executive Compensation Committee annually reviews and approves the compensation of Clarence Y. Palitz, Jr., the Chief Executive Officer and Chairman. The Executive Compensation Committee, in establishing compensation for the Chief Executive Officer, generally uses the same criteria as it does for other employees and officers, except the Chief Executive Officer's compensation is not tied directly to the Company's performance. In addition to the review of the informal survey conducted by the Executive Compensation Committee of public and private competitors of the Company, the Executive Compensation Committee compares and contrasts the annual executive compensation of Chief Executive Officers of competitors of the Company in the SNL Review. Mr. C.Y. Palitz's total compensation is relatively low compared to his peer group especially taking into consideration Financial Federal Corporation's performance, his individual performance, his leadership, vision and abilities. However, Mr. C.Y. Palitz is continuing to delegate more operational and administrative duties and responsibilities to the Chief Operating Officer and Chief Financial Officer in an effort to increase their responsibilities and experience. The Executive Compensation Committee believes that based on the foregoing, Mr. C.Y. Palitz is awarded a reasonable salary, given his limited operational and administrative duties and responsibilities.

Submitted by the Executive Compensation Committee of the Company's Board of
Directors:

Lawrence B. Fisher          Michael C. Palitz          Paul R. Sinsheimer

                              PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on Financial Federal Corporation's Common Stock during the five year period ending July 31, 1999 with the cumulative total return on the S & P Financial Index and the Russell 2000 Index. The comparison assumes $100 was invested on July 31, 1994 in each of such indices. Note that historic stock price is not indicative of future stock price performance.

     Financial Federal Corporation's Common Stock listed on the New York Stock Exchange, Inc. on June 22, 1998, and was previously listed on the American Stock Exchange.

                                7/94    7/95    7/96    7/97    7/98    7/99
                                ----    ----    ----    ----    ----    ----
Financial Federal Corporation   $100    $112    $123    $214    $352    $326

S & P Financial                  100     121     155     268     333     338

Russell 2000                     100     125     134     178     186     198


     Footnote - $100 invested on 7/31/94 in stock or index including reinvestment of dividends.  Fiscal year ending July 31.

Graph produced by Research Data Group

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to those persons who were, at July 31, 1999, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company.

                                                      Long-term
                                         Annual     Compensation
                                      Compensation     Awards
                                      ------------     ------
                                                     Securities
                                Fiscal               Underlying      All Other
Name and Principal Position(s)   Year   Salary ($)   Options(#)   Compensation ($)
------------------------------   ----   ----------   ----------   ----------------
Clarence Y. Palitz, Jr.          1999     335,000            0              0
 CEO and Director                1998     289,583            0              0
                                 1997     243,750            0              0

Paul R. Sinsheimer               1999     649,341      200,000              0
 Chief Operating Officer,        1998     588,843            0              0
   President and Director        1997     555,511            0              0

Michael C. Palitz                1999     270,270            0              0
 Chief Financial Officer,        1998     245,270       50,000              0
 Executive Vice President        1997     202,770            0              0
 and Director

Richard W. Radom                 1999     243,163            0              0
 Senior Vice President           1998     225,628        6,000              0
                                 1997     216,381            0              0

William M. Gallagher             1999     240,591            0              0
 Senior Vice President           1998     218,010        6,000              0
                                 1997     200,511            0              0

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR-END OPTION VALUE
                           Shares                    Securities Underlying         Value of Unexercised
                         Acquired on     Value      Unexercised Options Held       In-The-Money Options
       Name (1)          Exercise (#)  Realized($)    At July 31, 1999 (#)         At July 31, 1999(1)
-----------------------  ------------  ----------- --------------------------   --------------------------
                                                   Exercisable  Unexercisable   Exercisable  Unexercisable
                                                   -----------  -------------   -----------  -------------
Clarence Y. Palitz, Jr.         0            0            0              0             0              0
Paul R. Sinsheimer         24,500      337,548       12,975        227,000       209,663      1,282,997
Michael C. Palitz          20,000      270,560       50,875         77,000       804,821        451,747
Richard W. Radom           11,813      155,376        6,750         12,750        87,750         93,000
William M. Gallagher        9,281      140,635        9,282         12,750       142,983         93,000

     (1) Includes those who in fiscal 1999 were the Chief Executive Officer and the four other most highly compensated executive officers.

     (2) Only the value of unexercised, in-the-money options are reported. Value is calculated by (i) subtracting the total exercise price per share from the fiscal year-end value of $23.00 per share and (ii) multiplying by the number of shares subject to the option.

                               OPTION GRANTS IN LAST FISCAL YEAR
                                                   Individual Grants

                         ----------------------------------------------------------------------
                          Number of
                            Shares      % of Total                                    Grant
                          Underlying     Options       Exercise                       Date
                           Options      Granted to       Price       Expiration      Present
       Name (1)           Granted (#)   Employees    Per Share ($)      Date      Value (2) ($)
-----------------------  ------------   ----------   -------------   ----------   -------------
Clarence Y. Palitz, Jr.           0         0.00           --            --            --
Paul R. Sinsheimer          200,000       100.00         18.625       10/8/2008    1,417,000
Michael C. Palitz                 0         0.00           --            --            --
Richard W. Radom                  0         0.00           --            --            --
William M. Gallagher              0         0.00           --            --            --


     (1) Includes those who in fiscal 1999 were the Chief Executive Officer and the four other most highly compensated executive officers.

     (2) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: expected life of six years, volatility rate of 29% and risk free interest rate of 4.6%. The real value of the options in this table depends upon the actual changes in the market price of the Common Shares during the applicable period.

                             EMPLOYMENT CONTRACTS

     The Company has not entered into any contract or arrangement with any employee or officer requiring the Company to continue compensation or to provide compensation upon termination of employment. Certain executive officers have deferred compensation agreements with the Company providing for deferral of current compensation. Compensation deferred earns interest at rates published by the Internal Revenue Service.

     No employee or officer has entered into any termination or change-in-control arrangement with the Company other than their respective obligations to the Company described in their stock option agreements.


                             CERTAIN TRANSACTIONS

     Officers, directors and stockholders of the Company or their affiliates have purchased commercial paper issued by the Company. Such commercial paper has been issued at interest rates then prevailing in the commercial paper markets and on terms customary in such markets. The maximum aggregate principal amount of the Company's commercial paper purchased and held by them during fiscal 1999 was $27.0 million. Interest expense incurred on the Company's commercial paper purchased by them was $1.3 million in fiscal 1999. At July 31, 1999, the aggregate face amount of the Company's outstanding commercial paper purchased by them was $25.7 million and the aggregate amount of accrued interest thereon was $234,000.

     Lawrence B. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters.

                            RATIFICATION OF AUDITORS
                             (Item 2 on Proxy Card)

     The Board of Directors, on the recommendation of the Audit Committee, has reappointed the firm of Eisner & Lubin LLP, the Company's independent public accountants for the fiscal year ended July 31, 1999, as the Company's independent public accountants for the fiscal year ending July 31, 2000 and recommends that the stockholders vote "FOR" confirmation of such selection.

     In the event of a negative vote on such ratification, the Board will reconsider its selection. A representative of Eisner & Lubin LLP will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. Eisner & Lubin LLP has been the Company's independent auditors since the Company's inception in 1989.

Ratification of the appointment of auditors requires a majority of the votes cast thereon. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the appointment of Eisner & Lubin LLP.


                            STOCKHOLDER PROPOSALS

     All proposals of stockholders to be presented at the Company's next Annual Meeting of Stockholders, expected to be held in December 2000, must be directed to the Secretary of the Company at the Company's principal executive office and, if they are to be considered for possible inclusion in the proxy statement and form of proxy for such Annual Meeting in accordance with the rules and regulations of the SEC, must be received on or before July 13, 2000.


                                OTHER BUSINESS

     Neither the Company nor the Board of Directors knows of any matters, other than those indicated above, to be presented at the Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares represented by such proxy in accordance with their judgment.


                                 ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JULY 31, 1999 WAS MAILED TOGETHER WITH THE PROXY STATEMENT AND IS AVAILABLE ON THE INTERNET IN THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT www.financialfederal.com. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY CALLING THE COMPANY AT (212) 599-8000. UPON RECEIPT OF A
WRITTEN REQUEST, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1999 REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT 733 THIRD AVENUE, NEW YORK, NY 10017.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Troy H. Geisser
                                       Secretary


DATE:  October 27, 1999

                         FINANCIAL FEDERAL CORPORATION
                                   P R O X Y
      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Financial Federal Corporation (the "Corporation") hereby appoints Clarence Y. Palitz, Jr. and Michael C. Palitz, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 270 Park Avenue, New York, New York on December 14, 1999 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder's discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below.

Notes:
(1) This form of proxy must be executed by the stockholder or his attorney in writing or, if the stockholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If undated, this proxy is deemed to bear that date it was mailed to the stockholder.

(2) the shares represented by this proxy
    will, on a show of hands or any ballot       FINANCIAL FEDERAL CORPORATION
    that may be called for, be voted or          P.O. BOX 111O2
    withheld from voting in accordance with      NEW YORK, N.Y. 10203-0102
    the instructions given by the stockholder, in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matters.
                                                  (Continued on reverse side)



1.  ELECTION OF DIRECTORS

       FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]   *EXCEPTIONS [ ]
       listed below           for all nominees listed below.

Nominees:  Lawrence B. Fisher, William C. MacMillen, Jr., Bernard G. Palitz,
           Clarence Y. Palitz, Jr., Michael C. Palitz, Paul R. Sinsheimer, H.E. Timanus, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


2. In respect of the resolution on ratifying the appointment of Eisner & Lubin LLP as auditors of the Corporation for the fiscal year ending July 31, 2000.

    FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

                                                 Change of Address and     [ ]
                                                 or Comments Mark Here

                       The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                       Dated:                                       , 1999
                             ---------------------------------------

                       ---------------------------------------------------
                                    Signature of Stockholder

                       ---------------------------------------------------
                             Signature of Stockholder-Joint Tenant

                       Votes must be indicated
                       (x) in Black or Blue Ink.   [X]

Please mark, sign, date and return this proxy promptly in the envelope provided.